CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-170451, 333-217679, 333-170448, 333-170452, and 333-203714 on Form S-8 and Registration Statement No. 333- 272739 on Form S-3 of Black Hills Corporation of our reports dated February 11, 2026, relating to the financial statements of NorthWestern Energy Group, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Current Report on Form 8-K of Black Hills Corporation.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
February 19, 2026